Exhibit 99.1

PRESS RELEASE

December 3, 2010

Nile Therapeutics Receives Nasdaq Notice; Will Request Hearing

SAN MATEO, CA, December 3, 2010 -- Nile Therapeutics, Inc. (NASDAQ: NLTX), a company focused on the development of novel therapeutics for heart failure patients, today announced that, as anticipated, on November 30, 2010, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market (the “Staff Determination”) notifying the Company that, based on its failure to regain compliance with the $1.00 minimum bid price requirement, as set forth in NASDAQ Listing Rule 5550(a)(2), the Company’s common stock would be subject to delisting from The NASDAQ Capital Market unless the Company requests a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”).

The Company intends to request a hearing before the Panel, which will stay any action with respect to the Staff Determination until the Panel renders a decision subsequent to the hearing.  There can be no assurance that following the hearing the Panel will grant the Company’s request for continued listing on The NASDAQ Capital Market.

The Staff Determination follows a notification from the Staff dated June 1, 2010, which was disclosed by the Company on June 4, 2010, indicating that the minimum bid price of the Company’s common stock had been below $1.00 per share for 30 consecutive business days and that the Company had 180 calendar days, or until November 29, 2010, to regain compliance with the minimum bid price requirement.

About Nile Therapeutics

Nile Therapeutics, Inc. is a clinical-stage biopharmaceutical company that develops innovative products for the treatment of cardiovascular disease and other areas of unmet medical needs. Nile is initially focusing its efforts on developing its lead compound, CD-NP, a novel rationally designed chimeric peptide in clinical studies for the treatment of heart failure, and CU-NP, a novel rationally designed natriuretic peptide. More information on Nile can be found at http://www.nilethera.com.

Contact:
Daron Evans
Chief Financial Officer
Nile Therapeutics, Inc.
+1-650-458-2670
info@nilethera.com

Safe Harbor Paragraph for Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding Nile’s ability to remain listed on the Nasdaq Capital Market, or the timing, progress and anticipated results of the clinical development, regulatory processes, clinical trial timelines, expected patient enrollment, anticipated benefits of CD-NP, Nile’s strategy, future operations, outlook, milestones, the timing and success of Nile's product development, future financial position, future financial results, plans and objectives of management are forward-looking statements. Nile may not actually achieve these plans, intentions or expectations and Nile cautions investors not to place undue reliance on Nile’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements Nile makes. Various important factors that could cause actual results or events to differ materially from the forward-looking statements that Nile makes include Nile’s need to raise additional capital to fund its product development programs to completion, Nile’s reliance on third-party researchers to develop its product candidates, and its lack of experience in developing and commercializing pharmaceutical products. Additional risks are described in greater detail in the reports Nile files with Securities and Exchange Commission, including those described under the caption "Risk Factors" in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on March 3, 2010. Nile is providing this information as of the date of this press release and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.